Additional Information 			The Spain Fund

Supplemental Proxy Information (unaudited)
The Annual Meeting of Shareholders of The Spain Fund was held on September 10, 1998. The description of each proposal and number of shares are as follows:


Shares
Voted For
Authority
Withheld
1.	To elect directors:      	       Class Three Directors


Class three Directors
(term expires 2001)



Dave H. Williams
6,863,041
2,449,466

Francisco Gomez Roldan
6,839,332
2,473,175

Juan Manuel Sainz de Vicuna
6,856,611
2,455,896

Immaculada de Habsburgo-
Lorena
6,856,424
2,456,083


										  Shares     Shares     Shares
									                   Voted     Voted      Voted
                                        For	Against    Abstain

2. To ratify the selection
	  of PricewaterhouseCoopers LLP
   as the Fund's independent auditors
   of the Fund's fiscal year ending
   November 30, 1998			         7,653,904   232,296   1,426,307

3. To approve a shareholder proposal
   as described in the proxy statement
   for the Annual Meeting,
   if presented.                   2,824,609  3,170,556  1,147,547